LEASE AGREEMENT

BETWEEN

TC CONCORD PLACE I, INC.

AS LANDLORD,

AND

SPECIALISTS SURGERY CENTER, L

AS TENANT

DATED: August 28, 2006

5925 NW 139th Street
Oklahoma City, Oklahoma

BASIC LEASE INFORMATION

Lease Date: August ___, 2006

Landlord: TC Concord Place I, Inc., a Delaware corporation

Tenant: Specialists Surgery Center, L.L.C., an Oklahoma limited liability company

Premises: That certain one-story building containing approximately ~~10,000~~ 10,908 rentable square feet (the "**Building**") to be constructed as outlined on the site plan attached to the Lease as Exhibit A. The land on which the Building is located (the "**Land**") is described on Exhibit B. The term "**Premises**" shall collectively refer to the Building, the Land and the driveways, parking facilities and roadways associated with the Building and similar improvements and easements associated with the foregoing or the operation thereof.

Term: Approximately 180 15 yrs. months, commencing on the Commencement Date and ending at 5:00 p.m. local time on the last day of the 180th full calendar month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease. Subject and pursuant to the terms and conditions of Exhibit G hereto, Tenant may renew the Lease for two additional periods of five years each. Unless the context otherwise requires, references to the Term include any validly exercised renewal period.

Commencement Date: The earliest of (a) the date on which Tenant occupies any portion of the Premises and has completed its first surgical case therein, (b) the later of (i) thirty (30) days after the date on which the Work (as defined in Section 1 of Exhibit D hereto) in the Premises is Substantially Completed (as defined in Section 11 of Exhibit D hereto) or (ii) if and only if a permanent certificate of occupancy is required for Tenant's state licensure to perform surgical cases, Landlord's receipt of a permanent certificate of occupancy (or local equivalent) for the Premises, or (c) thirty (30) days after the date on which the Work in the Premises would have been Substantially Completed but for the occurrence of any Tenant Delay Days (as defined in Section 11 of Exhibit D hereto).

Basic Rent:	The Base Rent for the first 12 Lease Months shall be the product obtained by multiplying the Rent Yield Rate by the Actual Project Costs, all as more particularly provided in Section 4(b) of the Lease. The Base Rent shall be subject to increase to reflect changes in the cost of living, effective for the 13th Lease Month and every 12th Lease Month thereafter, as more particularly provided in Section 4(c) of the Lease. Until the Base Rent has been determined pursuant to Section 4(b), Tenant shall make monthly payments on account of Base Rent in the amount of $29,269.80, subject to reconciliation once Base Rent is determined. Once Base Rent is determined, Landlord and Tenant shall amend the Lease to confirm the amount thereof payable for the first 12 Lease Months of the Term. As used herein, the term "**<u>Lease Month</u>**" means each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the monthly Basic Rent rate applicable for such partial month).
Rent:	Basic Rent and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.
Permitted Use:	The operation of an outpatient surgical center or any other use in which health care services are provided to the public (thus excluding as the primary use thereof general office, retail, distribution and warehouse use) and for such other uses as may be necessary in connection with or incidental to such uses, including medical office use so long as a substantial portion of the Premises (i.e., more than 50% of the Premises) is not devoted to medical office use.
Tenant's Address:	<u>For all Notices:</u> c/o United Surgical Partners International, Inc. 15305 Dallas Parkway, Suite 1600, LB 28 Addison, TX 75001 Attn: General Counsel Tel: 972-713-3500 Fax: 972-267-0084 <u>with a copy to:</u> Powell & Coleman, L.L.P. 8080 North Central Expressway Suite 1380 Dallas, TX 75206 Attn: Patrick M. Arnold, Esq. Tel: 214-890-7108 Fax: 214-890-7101

Landlord's Address:	For all Notices: TC Concord Place I, Inc. c/o Trammell Crow Company 1900 Northwest Expressway Suite 601 Oklahoma City, OK 73118 Attn: Shaun Frankfurt Tel: 405-858-4000 Fax: 405-858-4033	With a copy to: Drinker Biddle & Reath LLP 1000 Westlakes Drive Suite 300 Berwyn, PA 19312 Attn: Ralph Rodak Tel: 610-993-1238 Fax: 610-993-8585
Landlord's Mortgagee as of the Lease Date:	For Notices Required per Section 13(c):	

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD:

TC CONCORD PLACE I, INC.,
a Delaware corporation

By: ______________________
Name: Shaun W. Frankfurt
Title: President & CEO

TENANT:

SPECIALISTS SURGERY CENTER, L.L.C.,
an Oklahoma limited liability company

By: ______________________
Name: John J. Wellik
Title:

TABLE OF CONTENTS

INDEX OF DEFINED TERMS

LEASE

This Lease Agreement (this "**Lease**") is entered into as of August 29, 2006, between TC CONCORD PLACE I, INC., a Delaware corporation ("**Landlord**"), and SPECIALISTS SURGERY CENTER, L.L.C., an Oklahoma limited liability company ("**Tenant**").

1. **Definitions and Basic Provisions**. The definitions and basic provisions set forth in the Basic Lease Information (the "**Basic Lease Information**") executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: "**Affiliate**" means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; "**Building's Structure**" means the Building's exterior walls, roof, elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; "**Building's Systems**" means the Building's HVAC, life-safety, plumbing, electrical, and mechanical systems; "**including**" means including, without limitation; "**Laws**" means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders, and all interpretations of the foregoing, and all restrictive covenants affecting the Premises, and "**Law**" means any of the foregoing; and "**Tenant Party**" means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, licensees, guests and invitees.

2. **Lease Grant: Construction**. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises. Subject to the terms of Exhibit D hereto, Landlord shall use its commercially reasonable and diligent efforts to cause the Contractor (as defined in Section 7 of Exhibit D) to complete the construction and installation of the Improvements (as defined in Exhibit D) in accordance with the terms of this Lease.

3. **Tender of Possession**. Landlord and Tenant presently anticipate that possession of the Premises will be tendered to Tenant in the condition required by this Lease on or about August 1, 2007 (the "**Estimated Delivery Date**"). If Landlord is unable to tender possession of the Premises in such condition to Tenant by the Estimated Delivery Date, then (a) the validity of this Lease shall not be affected or impaired thereby, (b) Landlord shall not be in default hereunder or be liable for damages therefor, and (c) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. Notwithstanding the foregoing, if the Work in the Premises is not Substantially Completed by the Liquidated Damages Date, Tenant may offset from its Basic Rent obligations first accruing following the Commencement Date, liquidated damages equal to $750.00 per day for each day thereafter and ending on the day Landlord tenders possession of the Premises (with the Work to be performed by Landlord therein Substantially Completed). If the Work in the Premises is not Substantially Completed by the Completion Termination Date, Tenant may terminate this Lease by delivering to Landlord written notice thereof at any time before the earlier of (1) 30 days following the Completion Termination Date or (2) the date on which the Work in the Premises is Substantially Completed.

Time is of the essence for the delivery of Tenant's termination notice under this Section 3; accordingly, if Tenant fails timely to deliver any such notice, Tenant's right to terminate this Lease under this Section 3 shall expire. The abatement and termination rights afforded to Tenant under this Section 3 shall be Tenant's sole remedy for Landlord's failure to timely Substantially Complete the Work. As used herein, "**Liquidated Damages Date**" means 30 days after the Estimated Delivery Date, plus the number of Tenant Delay Days and the number of Force Majeure Delay Days (as defined in Section 11(c) of Exhibit D), and "**Completion Termination Date**" means 150 days after the Estimated Delivery Date, plus the number of Tenant Delay Days and the number of Force Majeure Delay Days. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any. Prior to occupying the Premises, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit E hereto confirming (A) the Commencement Date and the expiration date of the initial Term, (B) that Tenant has accepted the Premises, and (C) that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter and subject to any warranty claims pursuant to Section 8(b) of Exhibit D); however, the failure of the parties to execute such letter shall not defer the Commencement Date or otherwise invalidate this Lease. Occupancy of the Premises by Tenant prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Basic Rent and additional Rent. Notwithstanding anything in this Lease to the contrary, Landlord's obligations hereunder are conditioned upon its acquisition of the Land on terms and conditions satisfactory to Landlord. If Landlord has not acquired the Land within 30 days following the Lease Date (the "**Acquisition Date**"), either party may terminate this Lease by delivering to the other party written notice thereof at any time before the earlier of (i) ten days following the Acquisition Date, or (ii) the date on which Landlord acquires the Land. Time is of the essence for the delivery of a termination notice under this Section 3; accordingly, if either party fails to timely deliver any such notice, such party's right to terminate this Lease under this Section 3 shall expire.

4. **Rent.**

(a) **Payment**. Tenant shall timely pay to Landlord Basic Rent, without notice, demand, deduction or set off (except as otherwise expressly provided herein), by good and sufficient check drawn on a national banking association at Landlord's address provided for in this Lease or as otherwise specified by Landlord and shall be accompanied by all applicable state and local sales or use taxes (applicable to Rent but not income). The obligations of Tenant to pay Basic Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Basic Rent, adjusted as herein provided, shall be payable monthly in advance. The first monthly installment of Basic Rent shall be payable on the Commencement Date; thereafter, Basic Rent shall be payable on the first day of each month beginning on the first day of the second full calendar month of the Term. The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month, and shall be due on the Commencement Date. Payments of Basic Rent for any fractional calendar month at the end of the Term shall be similarly prorated. Tenant shall pay all other sums payable by Tenant under this Lease when and as due and payable as set forth herein or, if not otherwise set forth herein, when and as necessary to avoid the addition of any fine, penalty, interest or cost thereto.

(b) **Calculation of Basic Rent**. The amount of Basic Rent payable with respect to the first 12 Lease Months of the Term shall be equal to a 9.5% rental yield rate (the "**Rent Yield Rate**") multiplied by Landlord's actual costs of acquiring, financing and developing the Premises (the "**Actual Project Costs**"), including Landlord's cost of acquiring the Land, hard and soft costs of designing and constructing the Building and other on and off site improvements constructed in connection therewith, including the cost of labor and materials, permits, approvals, utility connection fees, legal, architectural and engineering fees, title, property and liability insurance, construction period real estate taxes, interest and other financing costs, carry costs (interest and other financing costs and real estate taxes, insurance and other operating expenses) for the period from the date of Substantial Completion to the Commencement Date, and a development fee payable to an Affiliate of Landlord in an amount equal to 3.6% of the hard and managed soft costs of construction (specifically excluding from the calculation of such development fee Land acquisition costs, taxes, insurance and interest and other financing costs). Within sixty (60) days following the Commencement Date Landlord shall provide Tenant a statement in reasonable detail of the Actual Project Costs and a computation of the Base Rent payable with respect to the first 12 Lease Months. Pending receipt of such statement, Tenant shall make monthly payments on account of Base Rent in the amount of $29,269.80 each. Upon receipt of such statement Landlord and Tenant shall (i) adjust, by payment to or from Landlord, as applicable, the payments made by Tenant on account of Base Rent to equal the actual Base Rent due from Tenant prior to such date, and (ii) execute an amendment to this Lease confirming the Base Rent payable for the Term.

(c) **Cost of Living Adjustment**. Effective as of the first day of the 13th Lease Month and the first day of every 12th Lease Month thereafter (each such day, an "**Adjustment Date**") the Basic Rent in effect immediately prior to such Adjustment Date shall be increased by an amount equal to the annual percentage increase in the CPI. The annual percentage increase in the CPI as of any Adjustment Date shall be a fraction, the numerator of which is the CPI figure published for the calendar month two (2) months prior to the Adjustment Date (i.e., if the Adjustment Date is January 1, the CPI figure published for the preceding November shall be the numerator) and the denominator of which is the CPI figure published for the calendar month fourteen (14) months prior to the Adjustment Date. The "**CPI**" is the Consumer Price Index for All Urban Consumers, U.S. City Average, All Items (1982-84=100), published by the Bureau of Labor Statistics of the United States Department of Labor, provided that if such Index is no longer published Landlord shall substitute another index published by a governmental agency or non-partisan publication measuring changes in the cost of living. In no event shall the Basic Rent decrease, and in no event shall the Basic Rent increase to an amount, as of any Adjustment Date, that exceeds the Basic Rent payable immediately prior to such Adjustment Date by 4% or that exceeds the original Basic Rent increased by 2.5% per year, compounded annually, from the Commencement Date to such Adjustment Date. Landlord shall provide Tenant with a calculation of the increase in the Basic Rent, provided that such calculation or receipt thereof by Tenant is not a condition to Tenant's obligation to pay Basic Rent as annually adjusted pursuant to this Section 4(c).

5. **Delinquent Payment; Handling Charges**. All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of eighteen percent per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the "**Default Rate**"); additionally, Landlord, in addition to all other rights and remedies available to

it, may charge Tenant a fee equal to the greater of (a) $50.00 or (b) five percent of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest. Notwithstanding the foregoing, the late fee referenced above shall not be charged with respect to the first occurrence (but not any subsequent occurrence) during any 12-month period that Tenant fails to make payment when due, until five days after Landlord delivers written notice of such delinquency to Tenant.

6. **Intentionally Deleted**.

7. **Net Lease; Taxes**.

(a) **Net Lease**. The Rent shall be paid absolutely net to Landlord, so that this Lease shall yield to Landlord the full amount of Rent throughout the Term. Except for Landlord's obligation to complete Punch List Items as provided in Exhibit D, following the Commencement Date Landlord shall not under any circumstances be required to build or rebuild any improvements on the Land or make any repairs, replacements, alterations, restoration or renewals of any nature to the Premises, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto in connection with this Lease, or to maintain the Premises in any way.

(b) **Taxes**. Tenant shall pay all Taxes for each year and partial year falling within the Term. Tenant shall pay Taxes before any fine, penalty, interest or cost may be added for non-payment. Such payments shall be made directly to the taxing authorities where feasible, and Tenant shall promptly furnish to Landlord copies of official receipts or other satisfactory proof evidencing such payments. Taxes imposed in respect of tax fiscal periods in which the Commencement Date and expiration date of this Lease fall shall be adjusted and prorated between Landlord and Tenant, whether or not any such Tax is imposed before or after such commencement or expiration, and Tenant's obligation to pay its prorated share of Taxes shall survive the termination of this Lease. "**Taxes**" means taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments for common charges under a restrictive covenant, reciprocal easement agreement or other private agreement) now or hereafter attributable to the Premises (or its operation), excluding, however, penalties and interest thereon, any transfer or sales tax imposed on a sale by Landlord of the Premises (although any increase in real estate taxes or assessments resulting from such sale are included in Taxes) and federal and state taxes on income (if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Premises, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for purposes hereof).

8. **Improvements; Alterations; Tenant's Maintenance and Repair Obligations.**

(a) **Improvements; Alterations**. Except for the Tenant Improvements for which Exhibit D to this Lease shall govern, improvements to the Premises shall be installed at Tenant's expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, which approval shall be governed by the provisions set forth in this Section 8(a). No alterations or physical additions in or to the Premises may be made without Landlord's prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would adversely affect (in the reasonable discretion of Landlord) (1) the Building's Structure or the Building's Systems (including the Building's restrooms or mechanical rooms), or (2) the exterior appearance of the Building. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord's consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord's acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance. Subject to Landlord's prior approval of the location, design, size, color, material composition, and plans and specifications therefor, which shall not be unreasonably withheld or delayed, Tenant may, at its sole risk and expense, install a sign panel (the "**Sign**") on the monument sign on the Building grounds to be constructed in accordance with the Final Plans (as defined in Exhibit D) and the approval process therefor. If Landlord grants its approval and Tenant elects to install the Sign, then Tenant shall erect the Sign in accordance with the approved plans and specifications, in a good and workmanlike manner, in accordance with all laws, regulations, restrictions (governmental or otherwise), and architectural guidelines in effect for the area in which the Building is located and has received all requisite approvals thereunder (the "**Sign Requirements**"), and maintain the Sign in a good, clean, and safe condition in accordance with the Sign Requirements. After the end of the Term or after Tenant's right to possess the Premises has been terminated, Landlord may require that Tenant remove the Sign by delivering to Tenant written notice thereof within 30 days after the end of the Term. If Landlord so requests, Tenant shall remove the Sign, repair all damage caused thereby, and restore the monument sign on which the Sign was located to their condition before the installation of the Sign within ten days after Landlord's request therefor. If Tenant fails to timely do so, Landlord may, at Tenant's expense, remove the Sign, perform the related restoration and repair work and dispose of the Sign in any manner Landlord deems appropriate.

(b) **Repairs; Maintenance**. Tenant shall maintain the Premises in a clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Additionally, Tenant, at its sole expense, shall repair, replace and maintain in good condition and in accordance with all Laws and the equipment manufacturer's suggested service programs, all portions of the Premises, structural and non-structural, including plumbing, water, fire sprinkler system, and sewer lines up to points of common connection, roofs, entries, doors, ceilings, windows, walls, heating, ventilation and air conditioning systems, parking areas and landscaping. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term.

(c) **Performance of Work**. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord, Landlord's property management company and Landlord's asset management company as additional insureds against such risks, in such amounts, and with such companies as Landlord may reasonably require. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Building's Structure and the Building's Systems). All such work which may affect the Building's Structure or the Building's Systems must be approved by the Building's engineer of record, at Tenant's expense. All work affecting the roof of the Building must be performed by Landlord's roofing contractor, and no such work will be permitted if it would void or reduce the warranty on the roof.

(d) **Mechanic's Liens**. All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic's liens to be filed against the Premises in connection therewith. If such a lien is filed, then Tenant shall, within ten days after Tenant receives notice of the filing thereof (or such earlier time period as may be necessary to prevent the forfeiture of the Premises or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either (1) pay the amount of the lien and cause the lien to be released of record, or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of "landlord-tenant" (thereby excluding a relationship of "owner-contractor," "owner-agent" or other similar relationships). Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises or Landlord's interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall defend, indemnify and hold harmless Landlord and its agents and representatives from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys' fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party. This indemnity provision shall survive termination or expiration of this Lease. Tenant shall not be responsible for mechanic's liens filed against the Premises in connection with the Work. In the event that Tenant agrees in writing to pay Landlord or an Affiliate of Landlord to perform alterations or improvements to the Premises, then provided that Tenant pays the full agreed price for the cost of such additional

work, then Tenant shall not be responsible for mechanic's liens filed against the Premises in connection with such additional work.

(e) **Janitorial and Other Services**. Tenant, at its sole expense, shall provide its own janitorial, landscaping and snow removal services to the Premises and shall maintain the Premises in a clean and safe condition. Tenant shall store all trash and garbage in accordance with the requirements of all applicable governmental authorities and shall, at its sole expense, arrange for the regular pickup of such trash and garbage on a timely basis.

9. **Utilities**. Tenant shall contract for in its own name and pay for all water, gas, electricity, heat, telephone, sewer, sprinkler charges and other utilities and services used at the Premises, together with any taxes, penalties, surcharges, connection charges, maintenance charges, and the like pertaining to Tenant's use of the Premises. Landlord shall not be liable for any interruption or failure of utility service to the Premises, and such interruption or failure of utility service shall not be a constructive eviction of Tenant, constitute a breach of any implied warranty, or entitle Tenant to any abatement of Tenant's obligations hereunder.

10. **Use**. Tenant covenants that it will obtain and maintain all approvals necessary to use and operate the Premises for the Permitted Use under applicable Law, including licensure requirements and Medicare and/or Medicaid certification. Tenant shall use commercially reasonable efforts to operate continuously and occupy and use the Premises as a provider of health care services in accordance with the Permitted Use, shall maintain its certifications for reimbursements, licensure and its accreditation (if compliance with accreditation standards is required to continuously operate the Premises in accordance with the Permitted Use), shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building's Structure or the Building's Systems or subject the Premises to use that would damage the Premises. The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Building or its contents, or for the storage of any Hazardous Materials (except as provided in Section 27 hereto).

11. **Assignment and Subletting.**

(a) **Transfers**. Except as provided in Section 11(h), Tenant shall not, without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization (except as provided in Section 11(h)(3)), (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 11(a)(1) through 11(a)(6) being a "**Transfer**").

(b) **Consent Standards**. Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that the proposed transferee (1) is creditworthy, (2) has a good reputation in the business community, and (3) will use the

Premises for the Permitted Use; otherwise, Landlord may withhold its consent in its sole discretion. Additionally, Landlord may withhold its consent in its sole discretion to any proposed Transfer if any Event of Default by Tenant then exists.

(c) **Request for Consent**. If Tenant requests Landlord's consent to a Transfer, then, at least 15 business days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; financial and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character.

(d) **Conditions to Consent**. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

(e) **Attornment by Subtenants**. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (1) liable for any previous act or omission of Tenant under such sublease, (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant, (3) bound by any previous modification of such sublease not approved by Landlord in writing or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment, (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement, or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound

by the terms and conditions set forth in this Section 11(e). The provisions of this Section 11(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.

(f) **Intentionally Deleted**.

(g) **Additional Compensation**. While no Event of Default exists under Sections 18(a), 18(d) or 18(e), Tenant shall pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of the excess of (1) all compensation received by Tenant for a Transfer less the actual out-of-pocket costs reasonably incurred by Tenant with unaffiliated third parties (i.e., brokerage commissions and tenant finish work) in connection with such Transfer (such costs shall be amortized on a straight-line basis over the term of the Transfer in question) over (2) the Rent allocable to the portion of the Premises covered thereby. While any Event of Default exists under Sections 18(a), 18(d) or 18(e), Tenant shall pay to Landlord, immediately upon receipt thereof, one hundred percent (100%) of (A) all compensation received by Tenant for a Transfer over (B) the Rent allocable to the portion of the Premises covered thereby.

(h) **Permitted Transfers**. Notwithstanding Section 11(a), Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a "**Permitted Transfer**") to the following types of entities (a "**Permitted Transferee**") without the written consent of Landlord:

(1) an Affiliate of Tenant;

(2) any corporation, limited partnership, limited liability partnership, general partnership, limited liability company or other business entity (A) subleases in the normal course of the Permitted Use, such as and including subleasing space for major moveable equipment or functional departments such as pathology, pharmacy and radiology, or (B) as to less than an aggregate of twenty percent (20%) of the rentable square footage of the Premises, to concessionaires or other third party users or operators of portions of Premises;

(3) any corporation, limited partnership, limited liability partnership, general partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant's obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the date hereof; or

(4) any corporation, limited partnership, limited liability partnership, general partnership, limited liability company or other business entity acquiring all or substantially all of Tenant's assets if such entity's Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date hereof.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the

Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises. No later than 30 days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) copies of the instrument effecting any of the foregoing Transfers, (B) documentation establishing Tenant's satisfaction of the requirements set forth above applicable to any such Transfer, and (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord's rights as to any subsequent Transfers. "**Tangible Net Worth**" means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied ("**GAAP**"), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 11.

12. **Insurance; Waivers; Subrogation; Indemnity.**

(a) **Required Insurance**. Effective as of the earlier of (1) the date Tenant enters or occupies the Premises, or (2) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies: (A) commercial general liability insurance in amounts of $5,000,000 per occurrence or, during any extension or renewal of the Term, such other amounts as Landlord may from time to time reasonably require (and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy [e.g., the sale, service or consumption of alcoholic beverages], Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter [including liquor liability, if applicable] in such amounts as Landlord may reasonably require), insuring Tenant, Landlord, Landlord's property management company, Landlord's asset management company and Landlord's Mortgagee against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, (B) property insurance for the Building's full replacement value (including all alterations, improvements and betterments made by Tenant), with a deductible not to exceed $10,000 and naming Landlord and Landlord's Mortgagee as additional loss payees as their interests may appear, (C) insurance covering the full value of all furniture, trade fixtures and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Premises by or on behalf of a Tenant Party, (D) contractual liability insurance sufficient to cover Tenant's indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant's commercial general liability insurance policy), (E) worker's compensation insurance, and (F) business interruption insurance covering a period of not less than 12 months. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord (without Landlord having any obligation to obtain separate insurance) provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder at least ten days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, and at least 15 days prior to each renewal of said insurance, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance policies.

All such insurance policies shall be in form, and issued by companies with a Best's rating of A+:VII or better, reasonably satisfactory to Landlord. If Tenant fails (i) to comply with the foregoing insurance requirements, or (ii) to deliver to Landlord the certificates or evidence of coverage required herein within five days following Landlord's demand therefor, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of five percent (5%) of such cost.

(b) **Construction Period Insurance**. During construction of the Building and until the Commencement Date Landlord shall maintain, as part of the Actual Project Costs, builder's risk insurance for the Building's replacement value and commercial general liability insurance in an amount not less than $5,000,000. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord's sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

(c) **No Subrogation**. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy of the types described in this Section 12 that covers the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, **regardless of whether the negligence of the other party caused such Loss (defined below).** Additionally, Tenant waives any claim it may have against Landlord for any Loss to the extent such Loss is caused by a terrorist act. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

(d) **Indemnity**. Subject to Section 12(c), Tenant shall defend, indemnify, and hold harmless Landlord and its partners, representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys' fees) arising from any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of, any property or inconvenience (a "Loss") occurring on the Premises after Tenant takes possession thereof, **even though caused or alleged to be caused by the negligence or fault of Landlord or its agents (other than a Loss arising from the sole or gross negligence of Landlord or its agents), and even though any such claim, cause of action, or suit is based upon or alleged to be based upon the strict liability of Landlord or its agents, it being agreed that this indemnity is intended to indemnify Landlord and its agents against the consequences of their own negligence or fault as provided above when Landlord or its agents are jointly, comparatively, contributively, or concurrently negligent with Tenant;** or

The indemnities set forth in this Lease shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend

the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

13. **Subordination; Attornment; Notice to Landlord's Mortgagee.**

(a) **Subordination**. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a "**Mortgage**"), or any ground lease, master lease, or primary lease (each, a "**Primary Lease**"), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a "**Landlord's Mortgagee**"). Any Landlord's Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten days after written request therefor such documentation, in recordable form if required, as a Landlord's Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord's Mortgagee's Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord's Mortgagee so elects, the subordination of such Landlord's Mortgagee's Mortgage or Primary Lease to this Lease.

(b) **Attornment**. Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.

(c) **Notice to Landlord's Mortgagee**. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

(d) **Landlord's Mortgagee's Protection Provisions**. If Landlord's Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord's Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord's Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord's Mortgagee's consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord's Mortgagee's consent pursuant to the terms of the loan documents between Landlord and Landlord's Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights (if any) which (A) are expressly provided in this Lease, (B) relate to periods of time

following the acquisition of the Building by Landlord's Mortgagee, and (C) Tenant has provided written notice to Landlord's Mortgagee and provided Landlord's Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord's Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Premises. Nothing in this Lease shall be construed to require Landlord's Mortgagee to see to the application of the proceeds of any loan, and Tenant's agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

(e) **Subordination, Non-Disturbance and Attornment Agreement**. Landlord shall obtain a subordination, non-disturbance and attornment agreement from the current Landlord's Mortgagee, and Landlord shall use reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from any future Landlord's Mortgagee, in the form of Exhibit I hereto or another form reasonably acceptable to Tenant and such Landlord's Mortgagee or other institutional lenders; however, Landlord's failure to obtain such agreement from a future Landlord's Mortgagee shall not constitute a default by Landlord hereunder or prohibit the mortgaging of the Building. The subordination of Tenant's rights hereunder to any future Landlord's Mortgagee under Section 13 shall be conditioned upon such future Landlord's Mortgagee's execution and delivery of a subordination, non-disturbance and attornment agreement in the form of Exhibit I hereto or another form reasonably acceptable to Tenant and such Landlord's Mortgagee or other institutional lenders. Landlord shall not grant a security interest to Landlord's Mortgagee with respect to property owned by Tenant hereunder.

14. **Purchase Provisions**.

(a) In the event Tenant purchases the Premises from Landlord pursuant to either Section 15 or Section 16 of this Lease, Landlord shall, upon receipt from Tenant of the applicable purchase price, together with full payment of any unpaid Rent due and payable with respect to any period ending on or before the date of the purchase, deliver to Tenant a special warranty deed or other instrument of conveyance in customary form conveying the entire interest of Landlord in and to the Premises to Tenant in its then condition, free and clear of all encumbrances other than (i) those that Tenant has agreed hereunder to pay or discharge, (ii) those mortgage liens, if any, which Tenant has agreed in writing to accept and to take title subject to, (iii) any other encumbrances permitted to be imposed on the Premises under the provisions of this Lease which are assumable at no cost to Tenant or to which Tenant may take subject without cost to Tenant, and (iv) any matters affecting the Premises on or as of the Commencement Date. The difference between the applicable purchase price and the total of the mortgages (if any) assumed or taken subject to shall be paid in cash to Landlord, or as Landlord may direct, in federal or other immediately available funds except as otherwise mutually agreed by Landlord and Tenant. The closing of any such sale shall be contingent upon and subject to Tenant obtaining all required governmental consents and approvals for such transfer. Each party shall pay its own attorneys' fees incurred in connection with any such sale. Otherwise, all expenses of such conveyance, including, without limitation, the cost of title examination or standard coverage title insurance and transfer taxes, shall be paid by Tenant.

(b) For purposes of any purchase of the Premises by Tenant pursuant to either Section 15 or Section 16, the "**Fair Market Value Purchase Price**" means the fair market value

of the Premises, including all improvements and additions, and (i) assuming the same is unencumbered by this Lease, (ii) determined in accordance with the appraisal procedures set forth below or in such other manner as shall be mutually acceptable to Landlord and Tenant, (iii) taking into account the Premises size, utility and location, and (iv) not taking into account any reduction in value resulting from any indebtedness to which the Premises is subject.

(c) In the event that it becomes necessary to determine the Fair Market Value Purchase Price of the Premises for any purpose of this Lease, the party required or permitted to give notice of such required determination shall include in the notice the name of a person selected to act as an appraiser on its behalf. Within ten (10) days after receipt of any such notice, Landlord (or Tenant, as the case may be) shall by notice to Tenant (or Landlord, as the case may be) appoint a second person as an appraiser on its behalf. The appraisers thus appointed (each of whom must be a member of the Appraisal Institute or any successor organization thereto having not less than five (5) years experience appraising comparable properties) shall, within forty-five (45) days after the date of the notice appointing the first appraiser, proceed to appraise the Premises to determine the Fair Market Value Purchase Price thereof as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if only one appraiser shall have been so appointed, or if two appraisers shall have been so appointed but only one such appraiser shall have determination within fifty (50) days after the making of Tenant's or Landlord's request, then the determination of such appraiser shall be final and binding upon the parties. If two appraisers shall have been appointed and shall have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined does not exceed ten percent (10%) of the lesser of such amounts, then the Fair Market Value Purchase Price shall be an amount equal to fifty percent (50%) of the sum of the amounts so determined. If the difference between the amounts so determined shall exceed ten percent (10%) of the lesser of such amounts, then such two appraisers shall have twenty (20) days to appoint a third appraiser, but if such appraisers fail to do so, then either party may request the American Arbitration Association or any successor organization thereto to appoint an appraiser within twenty (20) days of such request, and both parties shall be bound by an appointment so made within such 20-day period. If no such appraiser shall have been appointed within such twenty (20) days or within ninety (90) days of the original request for a determination of the Fair Market Value Purchase Price, whichever is earlier, either Landlord or Tenant may apply to any court having jurisdiction to have appointment made by such court. Any appraiser appointed by the American Arbitration Association or by such court shall be instructed to determine the Fair Market Value Purchase Price within thirty (30) days after appointment of such appraiser. The determination of the appraiser which differs most in terms of dollar amount from the determinations of the other two appraisers shall be excluded, and fifty percent (50%) of the sum of the remaining two determinations shall be final and binding upon Landlord and Tenant as the Fair Market Value Purchase Price. This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Landlord and Tenant shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half of the fees and expenses of the third appraiser and one-half of all other costs and expenses incurred in connection with each appraisal.

15. **Condemnation.**

(a) **Total Taking**. If the entire Premises are taken by right of eminent domain or conveyed in lieu thereof (a "**Taking**"), this Lease shall terminate as of the date of the Taking (or, if later, the date Tenant is obligated to deliver physical possession of the Premises to the condemnor).

(b) **Partial Taking**. If any part of the Premises becomes subject to a Taking and such Taking does not prevent Tenant from conducting the Permitted Use on a permanent basis in the Premises, Tenant shall be responsible for such repair and restoration to the remainder of the Premises as may be required for its continued use (and Landlord shall make the award for such Taking available for such purpose) and this Lease shall continue in full force and effect. If the Taking renders the remainder of the Premises (as it may be repaired and restored) unfit for Tenant's conduct of the Permitted Use in the Premises, then Tenant may offer to purchase the Premises for a purchase price equal to the Fair Market Value Purchase Price of the Premises immediately prior to such Taking. Within 30 days after receipt of Tenant's notice Landlord shall give Tenant written notice either accepting Tenant's purchase offer or electing to terminate this Lease as of the date of such Taking (or, if later, the date Tenant is obligated to deliver physical possession of the Premises to the condemnor), and Basic Rent shall be apportioned as of the date of such Taking. If Landlord accepts Tenant's offer to purchase the Premises, this Lease shall terminate upon payment of the purchase price and Landlord shall assign to Tenant the award or other compensation for the Taking.

(c) **Temporary Taking**. If all or any portion of the Premises becomes subject to a Taking for a limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, including the payment of Basic Rent and all other amounts required hereunder. Tenant shall be entitled to receive the entire award made in connection with any temporary condemnation or other taking attributable to any period within the Term. Landlord shall be entitled to the entire award for any such temporary condemnation or other taking which relates to a period after the expiration of the Term. If any such temporary condemnation or other Taking terminates prior to the expiration of the Term, Tenant shall restore the Premises as nearly as possible to the condition prior to the condemnation or other Taking; provided that Tenant shall receive the portion of the award attributable to such restoration.

(d) **Award**. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Premises and other improvements taken, subject to the application thereof to repair and restoration in the event of a partial Taking as provided above and provided that Tenant may separately pursue a claim against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

16. **Fire or Other Casualty**.

(a) **Insurance Proceeds**. All proceeds payable by reason of any loss or damage to the Premises or any portion thereof, and insured under any policy of insurance required by Section 12 of this Lease shall be paid to Landlord and held by Landlord in trust

(subject to the provisions of Section 16(f)) and shall be made available for reconstruction or repair, as the case may be, of any damage to or destruction of the Premises, or any portion thereof, and shall be paid out by Landlord from time to time for the reasonable cost of such reconstruction or repair. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Premises shall be paid to Tenant free and clear upon completion of any such repair and restoration except as otherwise specifically provided below in this Section 16; provided, in the event neither Landlord nor Tenant is required or elects to repair and restore the Premises, all such insurance proceeds shall be retained by Landlord except any proceeds relating to Tenant's Property shall belong to Tenant. All salvage resulting from any risk covered by insurance shall belong to Tenant (unless neither Landlord nor Tenant is required or elects to repair and restore the Premises, in which case such salvage shall belong to Landlord), except that any salvage relating to Tenant's Property shall belong to Tenant.

(b) **Reconstruction in the Event of Damage or Destruction Covered by Insurance**.

(1) Except as provided in Section 16(f), if during the Term, the Premises are totally or partially destroyed from a risk covered by the insurance described in Section 12, Tenant shall restore the Premises to substantially the same condition as existed immediately before the damage or destruction (or to such other condition as Tenant determines is appropriate for Tenant's conduct of the Permitted Use of the restored Premises). Such damage or destruction shall not terminate this Lease; provided, however, if Tenant cannot within a reasonable time obtain all necessary governmental approvals, including building permits, licenses, conditional use permits and any certificates of need, after diligent efforts to do so, in order to be able to perform all required repair and restoration work and to operate the Premises for the Permitted Use, Tenant may offer to purchase the Premises for a purchase price equal to the Fair Market Value Purchase Price of the Premises immediately prior to such damage or destruction. Within 30 days after receipt of Tenant's notice Landlord shall give Tenant written notice either accepting Tenant's purchase offer, assuming the obligation to repair and restore the premises or electing to terminate this Lease, in which event Landlord shall be entitled to retain the insurance proceeds, and Tenant shall pay to Landlord on demand, the amount of any deductible or uninsured loss arising in connection therewith.

(2) If the cost of the repair or restoration exceeds the amount of proceeds received by Landlord from the insurance required under Section 12 and Tenant elects or is required by the terms of this Lease to restore the Premises, Tenant shall be obligated to contribute any excess amount needed to restore the Premises. Such amount shall be paid by Tenant to Landlord to be held in trust together with any other insurance proceeds for application to the cost of repair and restoration.

(3) In the event Landlord accepts Tenant's offer to purchase the Premises, this Lease shall terminate upon payment of the purchase price and Landlord shall remit to Tenant all insurance proceeds being held in trust by Landlord.

(c) **Reconstruction in the Event of Damage or Destruction Not Covered by Insurance**. Except as provided in Section 16(f), if during the Term, the Premises is totally or materially destroyed from a risk (including earthquake) not covered by the insurance described

in Section 12, whether or not such damage or destruction renders the Premises unsuitable for the Permitted Use, Tenant at its option shall restore the Premises to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction (whether or not repaired) shall not terminate this Lease. If such damage or destruction is not material, Tenant shall restore the Premises.

(d) **Tenant's Property**. All insurance proceeds payable by reason of any loss of or damage to any of Tenant's Property shall be paid to Tenant.

(e) **No Abatement of Rent.** This Lease shall remain in full force and effect and Tenant's obligation to make rental payments and to pay all other charges required by this Lease shall remain unabated during any period required for repair and restoration.

(f) **Damage Near End of Term**. Notwithstanding any provisions of Section 16(b) or Section 16(c) to the contrary, if damage to or destruction of the Premises occurs during the last 12 months of the Term, and if such damage or destruction cannot be fully repaired and restored within six months immediately following the date of loss, either party shall have the right to terminate this Lease by giving notice to the other within 30 days after the date of damage or destruction, in which event Landlord shall be entitled to retain the insurance proceeds and Tenant shall pay to Landlord on demand the amount of any deductible or uninsured loss arising in connection therewith.

(g) **Waiver**. Tenant hereby waives any statutory or common law rights of termination which may arise by reason of any damage or destruction of the Premises.

17. **Personal Property Taxes**. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant or in or on the Premises.

18. **Events of Default**. Each of the following occurrences shall be an "**Event of Default**":

(a) **Payment Default**. Tenant's failure to pay Rent within ten days after Landlord has delivered written notice to Tenant that the same is due;

(b) **Abandonment**. Tenant abandons the Premises or any substantial portion thereof;

(c) **Estoppel**. Tenant fails to provide any estoppel certificate after Landlord's written request therefor pursuant to Section 26(e) and such failure shall continue for five days after Landlord's second written notice thereof to Tenant;

(d) **Insurance**. Tenant fails to procure and maintain the insurance policies and coverages required under Section 12(a) or Tenant fails to deliver to Landlord (within five days following Landlord's demand therefor) evidence of the insurance policies and coverages as required under Section 12(a);

(e) **Mechanic's Liens**. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic's lien filed against the Premises for any work performed,

materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(d);

(f) **Other Defaults**. Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant written notice thereof; however, if such failure cannot be cured within such 30-day period (thus excluding, for example, Tenant's obligation to provide Landlord evidence of Tenant's insurance coverage) and Tenant commences to cure such failure within such 30-day period and thereafter diligently pursues such cure to completion, then such failure shall not be an Event of Default unless it is not fully cured within an additional 30 days after the expiration of the 30-day period; and

(g) **Insolvency**. The filing of a petition by or against Tenant (the term "Tenant" shall include, for the purpose of this Section 18(g), any guarantor of Tenant's obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; (4) for the reorganization or modification of Tenant's capital structure; or (5) in any assignment for the benefit of creditors proceeding; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.

19. **Remedies**. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:

(a) **Termination of Lease**. Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 20(a), and (3) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "Prime Rate" as published on the date this Lease is terminated by *The Wall Street Journal*, in its listing of "Money Rates" minus one percent, minus (B) the then present fair rental value of the Premises for such period as reasonably determined by Landlord, similarly discounted. For purposes of this Section 19(a), Landlord and Tenant stipulate that a determination by an MAI appraiser reasonably acceptable to Landlord and Tenant with at least five years of experience in the market in which the Premises are located of the then present fair rental value of the Premises shall constitute a reasonable determination thereof;

(b) **Termination of Possession**. Terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 20(a), and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. If Landlord elects to proceed under this Section 19(b), Landlord may remove all of Tenant's

property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby. Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to accept any prospective tenant proposed by Tenant unless such proposed tenant meets all of Landlord's leasing criteria. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 19(b). If Landlord elects to proceed under this Section 19(b), it may at any time elect to terminate this Lease under Section 19(a);

(c) **Perform Acts on Behalf of Tenant**. Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant's name and on Tenant's behalf, without being liable for any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease (including, but not limited to, collection costs and legal expenses), plus interest thereon at the Default Rate; or

(d) **Alteration of Locks**. Additionally, with or without notice, and to the extent permitted by Law, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

20. **Payment by Tenant; Non-Waiver; Cumulative Remedies.**

(a) **Payment by Tenant**. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into the condition required by market conditions then prevailing so as to be reasonably acceptable to a new tenant for a use consistent with the Permitted Use, provided that to the extent such costs are considered capital expenditures under GAAP, such costs shall be amortized over the useful life of such improvements as determined by GAAP, and Tenant shall be responsible hereunder for that portion of such amortized costs attributable to the Term of this Lease (as if the Term were not terminated), (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the default. To the full extent permitted by law, Landlord

and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties' rights and obligations under this Lease.

(b) **No Waiver**. Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term. Landlord's acceptance of any partial payment of Rent shall not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

(c) **Cumulative Remedies**. Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity, (2) shall be cumulative, and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future. Additionally, Tenant shall defend, indemnify and hold harmless Landlord, Landlord's Mortgagee and their respective representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys' fees) arising from Tenant's failure to perform its obligations under this Lease.

21. **Landlord's Lien**. Landlord waives all contractual, statutory and constitutional liens held by Landlord on Tenant's personal property, goods, equipment, inventory, furnishings, chattels, accounts and assets (**"Tenant's Property"**) to secure the obligations of Tenant under this Lease until such time as Landlord may obtain an enforceable judgment against Tenant from a court with jurisdiction of Tenant or Tenant's Property, at which time Landlord shall have such lien rights at law and in equity to enforce and collect such judgment and Tenant's obligations under this Lease. Tenant shall have the right to finance and/or lease Tenant's Property. Provided that no Event of Default is then continuing hereunder, upon request Landlord agrees to execute such reasonable documents as any lessor or lender with respect to any such Tenant's Property may reasonably require to confirm such waiver and the rights of such lessor or lender in such Tenant's Property.

22. **Surrender of Premises**. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 15 and 16 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Building or elsewhere on the Premises by Tenant, including any medical equipment installed by Tenant at its expense (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires

such removal). Additionally, at Landlord's option, Tenant shall remove such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, conduits, cabling, and furniture as Landlord may request; however, Tenant shall not be required to remove any addition or improvement to the Premises if Landlord has specifically agreed in writing that the improvement or addition in question need not be removed. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord's option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure or other exercise of Landlord's rights in respect of such items. The provisions of this Section 22 shall survive the end of the Term.

23. **Holding Over**. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, (a) Tenant shall pay, in addition to the other Rent, Basic Rent equal to 125% of the Rent payable during the last month of the Term and (b) Tenant shall otherwise continue to be subject to all of Tenant's obligations under this Lease. The provisions of this Section 23 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom. Notwithstanding the foregoing, if upon the expiration of the Term Landlord has not signed a lease agreement demising the Premises to another party, and Landlord and Tenant are actively negotiating a renewal of this Lease or a new lease of the Premises, then Tenant shall be allowed to remain in possession as a tenant from month to month for a period of sixty (60) days after the expiration of the Term for the same Rent as in effect prior to the expiration date and otherwise subject to all of Tenant's obligations under this Lease.

24. **Certain Rights Reserved by Landlord**. Provided that the exercise of such rights does not unreasonably interfere with Tenant's occupancy of the Premises or the conduct of any medical surgeries taking place or scheduled to take place in the Premises, Landlord shall have the following rights:

(a) **Prospective Purchasers and Lenders**. To enter the Premises at all reasonable hours upon reasonable prior notice to Tenant (which may be by telephone) to show the Premises to prospective purchasers or lenders; and

(b) **Prospective Tenants**. At any time during the last 12 months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours upon reasonable prior notice to Tenant (which may be by telephone) to show the Premises to prospective tenants.

25. **Permitted Contests**. Tenant, on its own or on Landlord's behalf (or in Landlord's name), but at Tenant's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Tax, legal requirement, lien, attachment, levy, encumbrance, charge or claim not otherwise permitted by this Lease, provided that (1) in the case of an unpaid Tax, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Premises, (2) neither the Premises nor any Rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost, (3) in the case of a legal requirement, Landlord would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings, (4) in the case of a legal requirement and/or a Tax, lien, encumbrance or charge, Tenant shall give such reasonable security as may be demanded by Landlord (such as a bond or title insurance endorsement) to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected portion of the Premises or the Rent by reason of such non-payment or non-compliance, provided, however, the provisions of this Section 25 shall not be construed to permit Tenant to contest the payment of Rent or any other sums payable by Tenant to Landlord hereunder, (5) in the case of an insurance requirement, the coverage required by Section 12 shall be maintained, and (6) if such contest be finally resolved against Landlord or Tenant, Tenant shall, as additional Rent due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable requirement. Landlord, at Tenant's expense, shall execute and deliver to Tenant such authorizations and other documents as may reasonably be required in any such contest and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. Tenant shall indemnify and save Landlord harmless against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom.

26. **Miscellaneous.**

(a) **Landlord Transfer**. Landlord may transfer any portion of the Premises and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes in writing Landlord's obligations hereunder arising from and after the transfer date.

(b) **Landlord's Liability**. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Premises, net proceeds derived from the sale thereof, and, to the extent actually received by Landlord (thus excluding amounts paid to Landlord's Mortgagees), insurance proceeds and condemnation awards, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency. Additionally, Tenant hereby waives any statutory lien it may have under applicable Law.

(c) **Force Majeure**. Other than for Tenant's obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorist acts or activities, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

(d) **Brokerage**. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, liens and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

(e) **Estoppel Certificates**. From time to time, Tenant shall furnish to any party designated by Landlord, within twenty days after Landlord has made a written request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord's Mortgagee or a prospective purchaser or mortgagee of the Premises, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit F. Landlord and Tenant stipulate that the estoppel certificate attached hereto as Exhibit F contains reasonable factual certifications and representations. If Tenant does not deliver to Landlord the certificate signed by Tenant within such required time period, Landlord, Landlord's Mortgagee and any prospective purchaser or mortgagee, may conclusively presume and rely upon the following facts: (1) this Lease is in full force and effect; (2) the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (3) not more than one monthly installment of Basic Rent and other charges have been paid in advance; (4) there are no claims against Landlord nor any defenses or rights of offset against collection of Rent or other charges; and (5) Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of the presumed facts.

(f) **Notices**. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered to the intended addressee, (3) sent by a nationally recognized overnight courier service, or (4) sent by facsimile transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder. All notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

(g) **Separability**. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

(h) **<u>Amendments; Binding Effect; No Electronic Records</u>**. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing signed by Landlord or Tenant, as applicable, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord or Tenant to insist upon the performance by the other party in strict accordance with the terms hereof. Landlord and Tenant hereby agree not to conduct the transactions or communications contemplated by this Lease by electronic means, except by facsimile transmission as specifically set forth in Section 26(f); nor shall the use of the phrase "in writing" or the word "written" be construed to include electronic communications except by facsimile transmissions as specifically set forth in Section 26(f). The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

(i) **<u>Quiet Enjoyment</u>**. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

(j) **<u>No Merger</u>**. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(k) **<u>No Offer</u>**. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

(l) **<u>Entire Agreement</u>**. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

(m) <u>Waiver of Jury Trial</u>. **TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.**

(n) **Governing Law**. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

(o) **Recording**. Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord. Notwithstanding the foregoing, at any time after the date on which Landlord acquires title to the Property, at the request of Landlord or Tenant, Landlord and Tenant shall execute a memorandum of lease in form reasonably acceptable to Landlord and Tenant. The cost of recording such memorandum of lease shall be paid by the party requesting such memorandum. If any conflict exists or arises between the terms of this Lease and the terms of such memorandum, the terms of this Lease shall prevail.

(p) **Intentionally Deleted**.

(q) **Joint and Several Liability**. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

(r) **Financial Reports**. Within 15 days after Landlord's written request, Tenant will furnish Tenant's most recent financial statements (which shall be prepared in accordance with GAAP) to Landlord. Within 15 days after Landlord's written request and provided that the guaranty executed by Guarantor has not been released, Tenant will furnish Guarantor's most recent audited financial statements (including any notes to them) to Landlord. If Tenant or Guarantor is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant's and/or Guarantor's most recent annual and quarterly reports. Landlord will not disclose any aspect of Tenant's or Guarantor's financial statements that Tenant designates to Landlord as confidential except (1) to Landlord's Mortgagee or prospective mortgagees or purchasers of the Building, (2) in litigation between Landlord and Tenant, and/or (3) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 26(r) more than once in any 12-month period unless requested by Landlord's Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.

(s) **Landlord's Fees**. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord's reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys', engineers' or architects' fees, within 30 days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(t) **Intentionally Deleted**.

(u) **Confidentiality**. Both Landlord and Tenant acknowledge that the terms and conditions of this Lease (other than the existence of this Lease and the location of the Premises) are to remain confidential for both parties' benefit, and may not be disclosed by either party to anyone, by any manner or means, directly or indirectly, without the other party's prior written consent; however, Landlord or Tenant may disclose the terms and conditions of this Lease, and if required by Law (including compliance with any SEC regulation or similar securities compliance requirement) or court order, and to its respective attorneys, accountants, other consultants, employees and existing or prospective lenders, partners or purchasers, provided same are advised by Landlord or Tenant (as the case may be) of the confidential nature of such terms and conditions and agree to maintain the confidentiality thereof (in each case, prior to disclosure). The disclosing party shall be liable for any disclosures made in violation of this Section by the disclosing party or by any entity or individual to whom the terms of and conditions of this Lease were disclosed or made available by the disclosing party. The consent by either party to any disclosures shall not be deemed to be a waiver on the part of such party of any prohibition against any future disclosure.

(v) **Authority**. Tenant hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

(w) **Intentionally Deleted**.

(x) **List of Exhibits**. All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A – Site Plan
Exhibit B - Description of the Land
Exhibit C – Intentionally Deleted
Exhibit D - Tenant Finish-Work
Exhibit E - Form of Confirmation of Commencement Date Letter
Exhibit F - Form of Tenant Estoppel Certificate
Exhibit G – Renewal Options
Exhibit H – Intentionally Deleted
Exhibit I - Form of Subordination, Non-Disturbance and Attornment Agreement
Exhibit J – Use Restrictions

(y) **Prohibited Persons and Transactions**. Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times during the Term (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control ("**OFAC**") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting

Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

(z) **Intentionally Deleted**.

(aa) **Time is of the Essence**. Time is of the essence with respect to each provision of this Lease.

27. **Environmental Requirements**. The term "**Hazardous Materials**" means any substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises. Tenant shall not use, generate, store, or dispose of, or permit the use, generation, storage or disposal of Hazardous Materials on or about the Premises except in a manner and quantity necessary for the ordinary performance of Tenant's business, and then in compliance with all Laws. If Tenant breaches its obligations under this Section 27, Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from Tenant's use, generation, storage or disposal of Hazardous Materials. Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys' fees and cost of clean up and remediation) arising from Tenant's failure to comply with the provisions of this Section 27. This indemnity provision shall survive termination or expiration of this Lease.

28. **Intentionally Deleted**.

29. **Intentionally Deleted**.

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED. NOTHING IN THIS PARAGRAPH SHALL BE CONSTRUED TO DIMINISH THE OBLIGATIONS OF LANDLORD THAT ARE EXPRESSLY SET FORTH ELSEWHERE IN THIS LEASE.

This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written. If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.

LANDLORD:

TC CONCORD PLACE I, INC.

By: ______________________
Name: Shaun W. Frankfurt
Title: President & CEO

Execution Date: 8/28/06

TENANT:

SPECIALISTS SURGERY CENTER, L.L.C.,
an Oklahoma limited liability company

By: ______________________
Name: John J. Wellik
Title:

Execution Date: ______________________

EXHIBIT G

RENEWAL OPTIONS

Provided no Event of Default exists and is continuing and Tenant is occupying the entire Premises at the time of such election, Tenant may renew this Lease for two additional periods of five years each, by delivering written notice of the exercise thereof to Landlord not earlier than 24 months nor later than 12 months before the expiration of the Term or the first renewal thereof, as applicable. The Basic Rent payable for each month during such extended Term shall be the prevailing rental rate (the "**Prevailing Rental Rate**"), at the commencement of such extended Term, for renewals of lease of buildings of equivalent quality, size, utility and location, with the length of the extended Term and the credit standing of Tenant to be taken into account. Within 30 days after receipt of Tenant's notice to renew, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Basic Rent, if any, and the other terms and conditions offered. Tenant shall, within ten days after receipt of Landlord's notice, notify Landlord in writing whether Tenant accepts or rejects Landlord's determination of the Prevailing Rental Rate. If Tenant timely notifies Landlord that Tenant accepts Landlord's determination of the Prevailing Rental Rate, then, on or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

(a) Basic Rent shall be adjusted to the Prevailing Rental Rate;

(b) Following the exercise of the renewal options set forth herein, Tenant shall have no further renewal option unless expressly granted by Landlord in writing; and

(c) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

If Tenant rejects Landlord's determination of the Prevailing Rental Rate, and timely notifies Landlord thereof, Tenant may, in its notice to Landlord, require that the determination of the Prevailing Rental Rate be made by an MAI appraiser (and if Tenant makes such election, Tenant shall be deemed to have irrevocably renewed the Term, subject only to the determination of the Prevailing Rental Rate as provided below). In such event, within five days thereafter, each party shall select a qualified commercial real estate MAI appraiser with at least ten years experience in the city or submarket in which the Premises are located. The two MAI appraisers shall give their opinion of prevailing rental rates within 20 days after their retention. In no event, however, shall the Basic Rent in the renewal term be less than the then current Basic Rent rate per rentable square foot in effect hereunder. In the event the opinions of the two MAI appraisers differ and, after good faith efforts over the succeeding 20-day period, they cannot mutually agree, the MAI appraisers shall immediately and jointly appoint a third MAI appraiser with the qualifications specified above. This third MAI appraiser shall immediately (within five days) choose either the determination of Landlord's MAI appraiser or Tenant's MAI appraiser and such choice of this third MAI appraiser shall be final and binding on Landlord and Tenant. Each party shall pay its own costs for its MAI appraiser. Following the determination of the Prevailing Rental Rate by

the MAI appraiser, the parties shall equally share the costs of any third MAI appraiser. The parties shall immediately execute an amendment as set forth above. If Tenant fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord's determination of the Prevailing Rental Rate, time being of the essence with respect thereto, Tenant's rights under this Exhibit shall terminate and Tenant shall have no right to renew this Lease.

Tenant's rights under this Exhibit shall terminate if (1) this Lease or Tenant's right to possession of the Premises is terminated, (2) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises other than to a Permitted Transferee, or (3) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant's exercise thereof.

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (this "***Memorandum***") is made and entered into as of March 11, 2011, by **CRUSE-SIX, L.L.C.,** an Oklahoma limited liability company, as successor-in-interest to **TC CONCORD PLACE I, INC.**, a Delaware corporation ("***Landlord***") and **OKLAHOMA CENTER FOR ORTHOPAEDIC & MULTI-SPECIALTY SURGERY, LLC**, an Oklahoma limited liability company, successor by merger to Specialists Surgery Center, L.L.C. ("***Tenant***");

W I T N E S S E T H:

WHEREAS, Landlord and Tenant have entered into that certain Lease Agreement dated August 28, 2006 (as same may be amended from time to time, the "***Lease***"), whereby Landlord has leased to Tenant, and Tenant has leased from Landlord, that certain parcel of land more particularly described in Exhibit A attached hereto and made a part hereof (the "***Premises***"); and

WHEREAS, Landlord and Tenant desire to enter into and record this Memorandum in order that third parties may have notice of Tenant's interests and rights under the Lease, of the leasehold estate of Tenant in and to the Premises, and of the Lease;

NOW, THEREFORE, notice is hereby given that Landlord, in consideration of the rents and covenants provided for in the Lease to be paid and performed by Tenant, has leased unto Tenant, and Tenant has leased from Landlord, the Premises in accordance with the terms and provisions of the Lease.

Specific reference is hereby made to the following provisions of the Lease:

1. Subject to the terms of the Lease, Tenant shall have and hold the Premises for an initial term which commenced on August 1, 2007 and which is scheduled to expire on July 31, 2022, all as more particularly described in the Lease.

2. Subject to the terms of the Lease, the term of the Lease may be renewed for two (2) successive terms of five (5) years each.

All terms, conditions, provisions and covenants of the Lease are incorporated in this Memorandum by reference as though fully set forth herein. This Memorandum has been entered into by Landlord and Tenant solely for purposes of recordation in the appropriate real estate records of Oklahoma County, Oklahoma, to provide notice to third parties of the Lease, and nothing contained herein shall be deemed or construed to amend, modify, change, alter, amplify, interpret or supersede any of the terms and provisions of the Lease. In the event of a conflict between the terms of the Lease and the terms of this Memorandum, the terms of the Lease shall control.

IN WITNESS WHEREOF, the parties hereto have executed this Memorandum as of the date first above written.

[The rest of this page is intentionally left blank. The signature pages follow.]

LANDLORD:

CRUSE-SIX, L.L.C.

By: [signature]

Name: Anthony Cruse, DO

Title: Chairman

STATE OF OKLAHOMA §
§
COUNTY OF OKLAHOMA §

This instrument was acknowledged before me on the 9th day of March, 2011, by Anthony Cruse DO, Chairman of Cruse-Six, L.L.C., an Oklahoma limited liability company, on behalf of said limited liability company.

[signature]

Notary Public, State of OKLAHOMA

NITA BENEFIELD NOTARY #01001397 EXP. 01/24/13 PUBLIC STATE OF OKLAHOMA

TENANT:

OKLAHOMA CENTER FOR ORTHOPAEDIC & MULTI-SPECIALTY SURGERY, LLC

By: Southwest Ambulatory Surgery Center, L.L.C., its sole member

By: [signature]
Name: Anthony L Cruse DO
Title: Chairman

STATE OF OKLAHOMA §
§
COUNTY OF OKLAHOMA §

This instrument was acknowledged before me on the 8th day of MARCH, 2011, by Anthony Cruse DO Chairman of Southwest Ambulatory Surgery Center, L.L.C., an Oklahoma limited liability company, in its capacity as sole member of Oklahoma Center for Orthopaedic & Multi-Specialty Surgery, LLC, an Oklahoma limited liability company, on behalf of said limited liability company.

[signature]
Notary Public, State of OKLAHOMA

NITA BENEFIELD NOTARY #01001397 EXP. 01/24/13 PUBLIC STATE OF OKLAHOMA

EXHIBIT A

Property Description

Lot One (1) and the East Sixty-Three (63) feet of Lot Two (2), Block One (1), CONCORD PLACE ADDITION to the City of Oklahoma, Oklahoma County, Oklahoma, according to the recorded plat thereof.

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this "**Amendment**") is made the 12th day of November 2007 (the "**Amendment Effective Date**"), between TC CONCORD PLACE I, INC., a Delaware corporation ("**Landlord**") and SPECIALIST SURGERY CENTER, LLP, an Oklahoma limited liability company ("**Tenant**").

Background

Landlord and Tenant are parties to that certain Lease Agreement dated as of August 28, 2006 (the "**Lease**") pursuant to which Tenant leases certain premises described therein located in Oklahoma City, Oklahoma (the "**Premises**"). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Lease.

NOW, THEREFORE, for good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Premises. The rentable square feet of the Building is hereby established as 10,896 rentable square feet for all purposes.

2. Basic Rent. The Basic Rent is $29,097.96 per month.

3. Tenant Delay Days. As of the date of this Amendment, the number of Tenant Delay Days accumulated to date is zero (0).

4. Preliminary Budget. The Preliminary Budget attached as Schedule 2 to Exhibit D of the Lease is hereby deleted in its entirety and replaced with Schedule 2 attached hereto (the "**Budget**") and incorporated herein by reference. Landlord and Tenant hereby accept and confirm the Budget attached hereto as Schedule 2.

5. Tender of Possession. Landlord tendered Premises to Tenant in the condition required by the Lease, and Tenant accepted the Premises and conducted its first surgical case on August 1, 2007.

6. Execution. This Amendment may be signed in counterparts which, when taken together, shall constitute one and the same document. This Amendment may be executed by facsimile signature.

7. Ratification. Except as expressly modified by this Amendment, all other terms and conditions of the Lease shall remain in full force and effect and binding upon the parties. In the event of any conflict or inconsistency between the terms and conditions of this Amendment and the terms and conditions of the Lease, the terms and conditions of this Amendment shall control and govern. In all other respects the terms and conditions of the Lease are hereby ratified and reaffirmed in their entirety. Landlord and Tenant each represent and warrant to the other respectively that they have the authority to execute this Amendment, and that this Amendment is enforceable against Landlord and Tenant.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Effective Date.

LANDLORD:

TC Concord Place I, Inc.
a Delaware corporation

By: ______________ 11.13.07
Larry Wallis, Vice President

By: ______________
Shaun Frankfurt, President & CEO

TENANT:

Specialists Surgery Center, LLC
an Oklahoma limited liability company

By: ______________
Name:
Title:

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Effective Date.

LANDLORD:

TC Concord Place I, Inc.
a Delaware corporation

By:__________________________
Larry Wallis, Vice President

TENANT:

Specialists Surgery Center, LLC
an Oklahoma limited liability company

By: __________________________
Name: John J. Wellik
Title: Secretary

North

ACKNOWLEDGEMENT OF LEASE ASSIGNMENT

As a result of the merger ("Merger") of Specialists Surgery Center, LLC, an Oklahoma limited liability company ("Specialists"), with and into Oklahoma Center for Orthopaedic & Multi-Specialty Surgery, LLC, an Oklahoma limited liability company ("Assignee"), all rights, obligations and interests of Specialists in and to that certain Lease Agreement dated as of August 28, 2006, as amended by the First Amendment dated as of November 12, 2007 and that certain Assignment and Assumption of Lease dated as of July 14, 2008 between the original landlord under the Lease Agreement and Cruse-Six, L.L.C., an Oklahoma limited liability company (the "Landlord"), between Specialists and Landlord (collectively, the "Lease Agreement"), have been assigned by operation of law to Assignee. The parties to the Merger have agreed that the assignment of the Lease Agreement is effective for all purposes as of July 1, 2009.

Assignee hereby accepts the assignment of the Lease Agreement to Assignee as a result of the Merger and assumes and agrees to be responsible for all of Assignor's obligations, duties and liabilities set forth in the Lease Agreement in accordance with the terms thereof. Landlord hereby consents to the assignment of all of Specialist's interests in and to the Lease Agreement to Assignee pursuant to the Merger and the substitution of Assignee as the "Tenant" under the Lease.

Landlord and Assignee ratify and confirm the terms and conditions of the Lease and acknowledge and agree that, except as expressly set forth herein, all of the terms, conditions and obligations contained in the Lease (including all rights to exercise any renewal options) shall remain in full force and effect without modification from and after the effective date of this Assignment.

Separate copies of this Acknowledgement may be signed by the parties hereto, with the same effect as though all of the parties had signed one copy of this Acknowledgement. Signatures received by facsimile or via other electronic transmission system shall be accepted as original signatures.

[Signatures on following page]

IN WITNESS WHEREOF, Assignee and Landlord have caused this Acknowledgement of Lease Assignment to be executed and implemented effective as of 12:01 a.m. on the lst day of July, 2009.

ASSIGNEE:

OKLAHOMA CENTER FOR ORTHOPAEDIC & MULTI-SPECIALTY SURGERY, LLC

By: Southwest Ambulatory Surgery Center, L.L.C., its sole member

By ____________
Name Richard Langerman Jr.
Title Vice President

LANDLORD:

CRUSE-SIX, L.L.C.

By ____________
Anthony L. Cruse, D.O., Manager

LA_IMAN_376108_1.DOC